STATE OF NORTH CAROLINA
                                                SATISFACTION AGREEMENT
COUNTY OF WAKE


      This Satisfaction Agreement (the "Agreement") is made as of the ____ day of January, 2001, by and among DIVERSIFIED RESOURCES GROUP, INC., an Utah corporation ("DRGI"), and MMP ASSOCIATES, LLC, a North Carolina Limited Liability Company (formerly Sagedale Farms, LLC) ("MMP").

                                W I T N E S S E T H:

     Whereas, the Members of MMP have obtained from Wachovia Bank, N.A., a loan in the principal amount of $1,500,000.00 (the "Wachovia Loan");

      Whereas, the Parties loaned the proceeds of the Wachovia Loan to Diversified Resources Group, Inc. ("DRGI") pursuant to a Promissory Note dated July 7, 2000, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference (the "DRGI Note");

      Whereas, the Parties have agreed to satisfy the DRGI Note in full under the terms and conditions of this Agreement;

      NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

      1. DRGI has previously issued and delivered to MMP 600,000 shares of unrestricted common stock of DRGI and 600,000 shares of restricted common stock of DRGI.

      2. At the time of closing of the sale of certain property in Wake County, North Carolina, by PCF Falls, LLC, to Brandywine, L.L.C., which is anticipated to close on January 31, 2001, DRGI to pay the Wachovia Loan, including all accrued unpaid interest, in full. At the same time, DRGI to pay to $150,000.00 to MMP.

      3. MMP agrees that the delivery of the stock of DRGI set forth in Paragraph 1 above and the payment by DRGI of the amounts set forth in Paragraph 2 above shall constitute full and complete satisfaction of all of DRGI's obligations under the DRGI Note, and that, by acceptance of such stock and payments or the benefit thereof, MMP, for itself, and its successors and assigns, does hereby release DRGI and its successors and assigns from any claim that it may now or hereafter assert against DRGI under or in any way pertaining to the DRGI Note, and hereby agree to indemnify and hold DRGI and its successors and assigns, harmless from any cost or expense including, without limitation, court costs and reasonable attorneys fees, that it might incur as a result of assertion of such a claim.

      In witness whereof, each of the parties has executed this Agreement under seal, as of the day and year set forth above.



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DRGI, INC.        (Seal)

By:   ___________________________________
      ____________________________ (Name)
      ____________________________ (Title)

MMP Associates, LLC     (Seal)

By:   ___________________________________
      ____________________________(Name)
      Manager


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